Exhibit 99.1
Allegro MicroSystems Reports Third Quarter of Fiscal Year 2022 Results
--Results Exceed Guidance as Momentum Accelerates in Strategic Growth Areas--
Manchester, NH, February 1, 2022 – Allegro MicroSystems, Inc. (“Allegro” or the “Company”) (Nasdaq:ALGM), a global leader in power and sensing semiconductor solutions for motion control and energy efficient systems, today announced financial results for its third quarter of fiscal year 2022 that ended December 24, 2021. The Company’s net sales of $186.6 million for the three-month period exceeded the top of its guidance range, increasing 13% over the same period of the prior year. Gross margins represented recent records and meaningful progress toward the Company’s target of 55%, contributing to better than expected earnings per share. The Company also announced continued design win momentum and accelerating new product revenue in strategic growth areas, which it expects will fuel its long-term growth.
Quarter Highlights:
•Total net sales of $186.6 million exceeded guidance, increasing 13% year-over-year.
•Automotive net sales of $130.8 million were up 15% year-over-year.
•Industrial net sales of $31.9 million were up 35% year-over-year.
•Design wins were up nearly 100% in emerging growth markets in xEV, ADAS, industry 4.0 and data center on a rolling four quarter basis.
•GAAP gross margin of 54.2% and non-GAAP gross margin of 54.8% represented recent records and meaningful progress toward the Company’s target of 55%.
•Operating margin on a GAAP basis was 19.1% and on a non-GAAP basis was 23.1%.
•Non-GAAP earnings per share exceeded guidance, with GAAP diluted EPS of $0.17 and non-GAAP diluted EPS of $0.19.

“In Fiscal Q3, we delivered revenue and gross margin above the high end of our guidance, overcoming the COVID-related supply chain disruptions at our subcontractors. With good visibility and strong demand across our end markets, we expect fiscal Q4 to exceed prior revenue run rates enabling annual growth of about 29% for fiscal 2022,” said Ravi Vig, President and CEO of Allegro MicroSystems. “We also have confidence in our long term growth prospects. We continue to benefit from multiple tailwinds including automotive content expansion, design win momentum, and alignment to high growth end markets. Our investments in xMR and embedded motion control, for example, are yielding innovations that are giving us a competitive advantage. The result is accelerating new product revenue, which we believe will have a positive impact on both the top and bottom line.”
Business Summary and Outlook
Automotive represented 70% of revenue in the quarter and grew 4% sequentially and 15% year-over year. Revenue growth was driven by ADAS and xEV which continue to steadily increase as a percent of automotive revenue. The Company reported record revenue for xEV during the quarter and expanding share in transmission speed sensors, where the Company’s innovation in back biased GMR solutions is experiencing significant market acceptance.

Industrial end markets represented 17% of revenue and declined 12% sequentially reflecting supply chain constraints. Revenue was up 35% year over year, due primarily to growth in data center, green energy and EV charging infrastructure revenue, which doubled compared to the same period last year.

For the fourth quarter ending March 25, 2022, the Company expects total net sales to be in the range of $193 million to $197 million. Non-GAAP gross margin is expected to be in the range of 54% to 55% and non-GAAP earnings per diluted share are expected to be in the range of $0.20 to $0.21.
Allegro has not provided a reconciliation of its fourth fiscal quarter outlook for non-GAAP gross margin and non-GAAP earnings per diluted share because estimates of all of the reconciling items cannot be provided without unreasonable efforts. It is difficult to reasonably provide a forward-looking estimate between such forward-looking non-GAAP measures and the comparable forward-looking GAAP measures. Certain factors that are materially significant to Allegro’s ability to estimate these items are out of its control and/or cannot be reasonably predicted.

Earnings Webcast
A webcast will be held on Tuesday, February 1, 2022 at 8:30 a.m. Eastern time. Ravi Vig, President and Chief Executive Officer and Derek D’Antilio, Chief Financial Officer, will discuss Allegro’s financial results.
The webcast will be available on the Investor Relations section of the Company’s website at investors.allegromicro.com. A recording of the webcast will be posted in the same location shortly after the call concludes and will be available for at least 30 days.
About Allegro MicroSystems
Allegro MicroSystems is a leading global designer, developer, fabless manufacturer and marketer of sensor integrated circuits (“ICs”) and application-specific analog power ICs enabling emerging technologies in the automotive and industrial markets. Allegro’s diverse product portfolio provides efficient and reliable solutions for the electrification of vehicles, automotive ADAS safety features, automation for Industry 4.0 and power saving technologies for data centers and green energy applications.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our expected financial performance for our fourth fiscal quarter ending March 25, 2022. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” “target,” “mission,” “may,” “will,” “would,” “should,” “could,” “target,” “potential,” “project,” “predict,” “contemplate,” “potential,” or the negative thereof and similar words and expressions.
Forward-looking statements are based on management’s current expectations, beliefs and assumptions and on information currently available to us. Such statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to: downturns or volatility in general economic conditions, including as a result of the COVID-19 pandemic, particularly in the automotive market; our ability to compete effectively, expand our market share and increase our net sales and profitability; our ability to compensate for decreases in average selling prices of our products; the cyclical nature of the analog semiconductor industry; shifts in our product mix or customer mix, which could negatively impact our gross margin; our ability to manage any sustained yield problems or other delays at our third-party wafer fabrication facilities or in the final assembly and test of our products; any disruptions at our primary third-party wafer fabrication facilities; our ability to fully realize the benefits of past and potential future initiatives designed to improve our competitiveness, growth and profitability; our ability to accurately predict our quarterly net sales and operating results; our ability to adjust our supply chain volume to account for changing market conditions and customer demand; our reliance on a limited number of third-party wafer fabrication facilities and suppliers of other materials; our dependence on manufacturing operations in the Philippines; our reliance on distributors to generate sales; our indebtedness may limit our flexibility to operate our business; the loss of one or more significant end customers; our ability to develop new product features or new products in a timely and cost-effective manner; our ability to meet customers’ quality requirements; uncertainties related to the design win process and our ability to recover design and development expenses and to generate timely or sufficient net sales or margins; changes in government trade policies, including the imposition of tariffs and export restrictions; our exposures to warranty claims, product liability claims and product recalls; our ability to protect our proprietary technology and inventions through patents or trade secrets; our ability to commercialize our products without infringing third-party intellectual property rights; disruptions or breaches of our information technology systems; risks related to governmental regulation and other legal obligations, including privacy, data protection, information security, consumer protection, environmental and occupational health and safety, anti-corruption and anti-bribery, and trade controls; our dependence on international customers and operations; the availability of rebates, tax credits and other financial incentives on end-user demands for certain products; the volatility of currency exchange rates; risks related to acquisitions of and investments in new businesses, products or technologies, joint ventures and other strategic transactions; our ability to raise capital to support our growth strategy; our ability to effectively manage our growth and to retain key and highly skilled personnel; changes in tax rates or the adoption of new tax legislation; risks related to litigation, including securities class action litigation; and our ability to accurately estimate market opportunity and growth forecasts; and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on May 19, 2021, as any such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investors Relations page of our website at investors.allegromicro.com.
All forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.
ALLEGRO MICROSYSTEMS, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per share amounts)
(Unaudited)

	Three-Month Period Ended		Nine-Month Period Ended
	December 24, 2021	December 25, 2020	December 24, 2021	December 25, 2020
Net sales	$147,168	$138,010	$456,302	$343,529
Net sales to related party	39,461	26,439	112,079	72,570
Total net sales	186,629	164,449	568,381	416,099
Cost of goods sold	85,464	90,024	270,524	224,203
Gross profit	101,165	74,425	297,857	191,896
Operating expenses:
Research and development	30,297	30,999	89,441	80,509
Selling, general and administrative	37,963	67,650	104,115	118,677
Change in fair value of contingent consideration	(2,700)	—	(2,100)	—
Total operating expenses	65,560	98,649	191,456	199,186
Operating income (loss)	35,605	(24,224)	106,401	(7,290)
Other income (expense):
Loss on debt extinguishment	—	(9,055)	—	(9,055)
Interest expense, net	(269)	(2,598)	(1,764)	(1,935)
Foreign currency transaction loss	(3)	(145)	(55)	(1,331)
Income in earnings of equity investment	287	949	792	1,407
Other, net	3,634	(510)	5,216	(297)
Income (loss) before income tax provision (benefit)	39,254	(35,583)	110,590	(18,501)
Income tax provision (benefit)	6,281	(30,523)	16,687	(27,913)
Net income (loss)	32,973	(5,060)	93,903	9,412
Net income attributable to non-controlling interests	37	35	112	103
Net income (loss) attributable to Allegro MicroSystems, Inc.	$32,936	$(5,095)	$93,791	$9,309
Net income (loss) attributable to Allegro MicroSystems, Inc. per share:
Basic	$0.17	$(0.04)	$0.49	$0.19
Diluted	$0.17	$(0.04)	$0.49	$0.05
Weighted average shares outstanding:
Basic	189,736,901	124,363,078	189,665,324	48,121,026
Diluted	192,068,222	124,363,078	191,678,951	171,638,787

Supplemental Schedule of Total Net Sales
The following table summarizes total net sales by market within the Company’s unaudited consolidated statements of operations:

	Three-Month Period Ended		Change		Nine-Month Period Ended		Change
	December 24, 2021	December 25, 2020	Amount	%	December 24, 2021	December 25, 2020	Amount	%
	(Dollars in thousands)
Automotive	$130,797	$113,902	$16,895	14.8%	$390,351	$279,759	$110,592	39.5%
Industrial	31,903	23,654	8,249	34.9%	98,533	65,710	32,823	50.0%
Other	23,929	26,893	(2,964)	(11.0)%	79,497	70,630	8,867	12.6%
Total net sales	$186,629	$164,449	$22,180	13.5%	$568,381	$416,099	$152,282	36.6%
Supplemental Schedule of Stock-Based Compensation
The Company recorded stock-based compensation expense in the following expense categories of its unaudited consolidated statements of operations:

	Three-Month Period Ended		Nine-Month Period Ended
(In thousands)	December 24, 2021	December 25, 2020	December 24, 2021	December 25, 2020
Cost of sales	$742	$4,694	$1,992	$4,844
Research and development	1,019	2,984	2,814	3,037
Selling, general and administrative	5,859	38,198	13,841	39,020
Total stock-based compensation	$7,620	$45,876	$18,647	$46,901
Supplemental Schedule of Acquisition Related Intangible Amortization Costs
The Company recorded intangible amortization expense related to its acquisition of Voxtel in the following expense categories of its unaudited consolidated statements of operations:

	Three-Month Period Ended		Nine-Month Period Ended
(In thousands)	December 24, 2021	December 25, 2020	December 24, 2021	December 25, 2020
Cost of sales	$273	$273	819	378
Selling, general and administrative	23	71	68	80
Total intangible amortization	$296	$344	$887	$458

ALLEGRO MICROSYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	December 24, 2021 (Unaudited)	March 26, 2021
Assets
Current assets:
Cash and cash equivalents	$259,208	$197,214
Restricted cash	7,497	6,661
Trade accounts receivable, net of provision for expected credit losses of $70 at December 24, 2021 and allowance for doubtful accounts of $138 at March 26, 2021	76,235	69,500
Trade and other accounts receivable due from related party	28,305	23,832
Accounts receivable – other	1,485	1,516
Inventories	78,858	87,498
Prepaid expenses and other current assets	16,198	18,374
Current portion of related party note receivable	1,406	—
Assets held for sale	—	25,969
Total current assets	469,192	430,564
Property, plant and equipment, net	207,705	192,393
Operating lease right-of-use assets	15,922	—
Deferred income tax assets	20,942	26,972
Goodwill	20,043	20,106
Intangible assets, net	35,985	36,366
Related party note receivable, less current portion	6,094	—
Equity investment in related party	27,456	26,664
Other assets, net	48,078	14,613
Total assets	$851,417	$747,678
Liabilities, Non-Controlling Interest and Stockholders' Equity
Current liabilities:
Trade accounts payable	$34,189	$35,389
Amounts due to related party	4,051	2,353
Accrued expenses and other current liabilities	59,262	78,932
Current portion of operating lease liabilities	3,339	—
Total current liabilities	100,841	116,674
Obligations due under Senior Secured Credit Facilities	25,000	25,000
Operating lease liabilities, less current portion	12,907	—
Other long-term liabilities	16,830	19,133
Total liabilities	155,578	160,807

Stockholders' Equity:
Preferred Stock, $0.01 par value; 20,000,000 shares authorized, no shares issued or outstanding at December 24, 2021 and March 26, 2021	—	—
Common stock, $0.01 par value; 1,000,000,000 shares authorized, 189,797,145 shares issued and outstanding at December 24, 2021; 1,000,000,000 shares authorized, 189,588,161 issued and outstanding at March 26, 2021	1,898	1,896
Additional paid-in capital	612,106	592,170
Retained earnings	97,342	3,551
Accumulated other comprehensive loss	(16,677)	(11,865)
Equity attributable to Allegro MicroSystems, Inc.	694,669	585,752
Non-controlling interests	1,170	1,119
Total stockholders’ equity	695,839	586,871
Total liabilities, non-controlling interest and stockholders' equity	$851,417	$747,678

ALLEGRO MICROSYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Nine-Month Period Ended
	December 24, 2021	December 25, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$93,903	$9,412
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36,522	36,225
Amortization of deferred financing costs	75	226
Deferred income taxes	(3,061)	(17,526)
Stock-based compensation	18,647	46,901
(Gain) loss on disposal of assets	(349)	272
Loss on debt extinguishment	—	9,055
Gain on contingent consideration change in fair value	(2,100)	—
Provisions for inventory and bad debt	4,787	3,857
Unrealized gains on marketable securities	(4,482)	—
Changes in operating assets and liabilities:
Trade accounts receivable	(6,133)	(5,975)
Accounts receivable - other	(9)	115
Inventories	3,251	1,118
Prepaid expenses and other assets	(11,870)	(29,655)
Trade accounts payable	2,026	2,411
Due to/from related parties	(2,775)	8,283
Accrued expenses and other current and long-term liabilities	(9,874)	(1,185)
Net cash provided by operating activities	118,558	63,534
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(55,792)	(25,880)
Acquisition of business, net of cash acquired	(12,549)	(8,500)
Proceeds from sales of property, plant and equipment	27,407	314
Investments in marketable securities	(9,189)	—
Contribution of cash balances due to divestiture of subsidiary	—	(16,335)
Net cash used in investing activities	(50,123)	(50,401)
CASH FLOWS FROM FINANCING ACTIVITIES:
Related party note receivable	(7,500)	51,377
Proceeds from initial public offering, net of underwriting discounts and other offering costs	—	321,425
Payments for taxes related to net share settlement of equity awards	—	(27,707)
Proceeds from issuance of common stock under employee stock purchase plan	1,291	—
Dividends paid	—	(400,000)
Borrowings of senior secured debt, net of deferred financing costs	—	315,719
Repayment of senior secured debt	—	(300,000)
Repayment of unsecured credit facilities	—	(33,000)
Net cash provided by financing activities	(6,209)	(72,186)
Effect of exchange rate changes on Cash and cash equivalents and Restricted cash	604	3,350
Net increase in Cash and cash equivalents and Restricted cash	62,830	(55,703)
Cash and cash equivalents and Restricted cash at beginning of period	203,875	219,876
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD:	$266,705	$164,173
RECONCILIATION OF CASH AND CASH EQUIVALENTS AND RESTRICTED CASH:
Cash and cash equivalents at beginning of period	$197,214	$214,491
Restricted cash at beginning of period	6,661	5,385
Cash and cash equivalents and Restricted cash at beginning of period	$203,875	$219,876
Cash and cash equivalents at end of period	259,208	157,653
Restricted cash at end of period	7,497	6,520
Cash and cash equivalents and Restricted cash at end of period	$266,705	$164,173

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$541	$2,559
Cash paid for income taxes	$16,635	$7,568
Noncash transactions:
Changes in Trade accounts payable related to Property, plant and equipment, net	$(4,934)	$(786)
Loans to cover purchase of common stock under employee stock plan	—	171
Recognition of right of use assets and lease liability upon adoption of new accounting standard	356	—
Non-GAAP Financial Measures
In addition to the measures presented in our consolidated financial statements, we regularly review other metrics, defined as non-GAAP financial measures by the SEC, to evaluate our business, measure our performance, identify trends, prepare financial forecasts and make strategic decisions. The key metrics we consider are non-GAAP Gross Profit, non-GAAP Gross Margin, non-GAAP Operating Expenses, non-GAAP Operating Income, non-GAAP Operating Margin, non-GAAP Profit before Tax, non-GAAP Provision for Income Tax, non-GAAP Net Income, non-GAAP Net Income per Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin (collectively, the “Non-GAAP Financial Measures”). These Non-GAAP Financial Measures provide supplemental information regarding our operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be unrelated to our core operations, and in the case of non-GAAP Provision for Income Tax, management believes that this non-GAAP measure of income taxes provides it with the ability to evaluate the non-GAAP Provision for Income Taxes across different reporting periods on a consistent basis, independent of special items and discrete items, which may vary in size and frequency. By presenting these Non-GAAP Financial Measures, we provide a basis for comparison of our business operations between periods by excluding items that we do not believe are indicative of our core operating performance, and we believe that investors’ understanding of our performance is enhanced by our presenting these Non-GAAP Financial Measures, as they provide a reasonable basis for comparing our ongoing results of operations. Management believes that tracking and presenting these non-GAAP Financial Measures provides management and the investment community with valuable insight into matters such as: our ongoing core operations, our ability to generate cash to service our debt and fund our operations; and the underlying business trends that are affecting our performance. These Non-GAAP Financial Measures are used by both management and our board of directors, together with the comparable GAAP information, in evaluating our current performance and planning our future business activities. In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude certain cash charges as a means of more accurately predicting our liquidity requirements. We believe that these Non-GAAP Financial Measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.
These Non-GAAP Financial Measures have significant limitations as analytical tools. Some of these limitations are that:
•such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•such measures exclude certain costs which are important in analyzing our GAAP results;
•such measures do not reflect changes in, or cash requirements for, our working capital needs;
•such measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•such measures do not reflect our tax expense or the cash requirements to pay our taxes;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future;
•such measures do not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate such measures differently than we do, thereby further limiting their usefulness as comparative measures.

The Non-GAAP Financial Measures are supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. These Non-GAAP Financial Measures should not be considered as substitutes for GAAP financial measures such as gross profit, gross margin, net income or any other performance measures derived in accordance with GAAP. Also, in the future we may incur expenses or charges such as those being adjusted in the calculation of these Non-GAAP Financial Measures. Our presentation of these Non-GAAP Financial Measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items.
Our prior disclosure referred to non-GAAP Gross Profit and non-GAAP Gross Margin as Adjusted Gross Profit and Adjusted Gross Margin, respectively. No changes have been made to how we calculate these measures.
Non-GAAP Gross Profit and Non-GAAP Gross Margin
We calculate non-GAAP Gross Profit and non-GAAP Gross Margin excluding the items below from cost of goods sold in applicable periods, and we calculate non-GAAP Gross Margin as non-GAAP Gross Profit divided by total net sales.
•Voxtel inventory impairment—Represents costs related to the discontinuation of one of our product lines manufactured by Voxtel.
•Inventory cost amortization - Represents intercompany inventory transactions incurred from purchases made from PSL in fiscal year 2020. Such costs are one-time incurred expenses impacting our operating results during fiscal year 2021 following the disposition of PSL during the fiscal year ended March 26, 2021 (the “PSL Divestiture”). Such costs did not have a continuing impact on our operating results after our second fiscal quarter of fiscal year 2021.
•Foundry service payment - Represents foundry service payments incurred under our Price Support Agreement with PSL in respect to the guaranteed capacity at PSL to support our production forecast and are one-time costs incurred impacting our operating results during fiscal year 2021 following the PSL Divestiture. Such costs did have a continuing impact on our operating results after fiscal year 2021.
•Stock-based compensation—Represents non-cash expenses arising from the grant of stock-based awards.
•AMTC Facility consolidation one-time costs—Represents one-time costs incurred in connection with closing of the AMTC Facility and transitioning of test and assembly functions to the AMPI Facility announced in fiscal year 2020, consisting of: moving equipment between facilities, contract terminations and other non-recurring charges. The closure and transition of the AMTC Facility was substantially completed in March 2021 and closed on the sale in August 2021. These costs are in addition to, and not duplicative of, the adjustments noted in note (*) below.
•Amortization of acquisition-related intangible assets—Represents non-cash expenses associated with the amortization of intangible assets in connection with the acquisition of Voxtel, which closed in August 2020.
•COVID-19 related expenses—Represents expenses attributable to the COVID-19 pandemic primarily related to increased purchases of masks, gloves and other protective materials, and overtime premium compensation paid for maintaining 24-hour service at the AMPI Facility.
(*) Non-GAAP Gross Profit and the corresponding calculation of non-GAAP Gross Margin do not include adjustments consisting of:
•Additional AMTC-related costs—Represents costs relating to the closing of the AMTC Facility and the transitioning of test and assembly functions to the AMPI Facility in the Philippines announced in fiscal year 2020 consisting of the net savings expected to result from the movement of work to the AMPI Facility, which facility had duplicative capacity based on the buildouts of the AMPI Facility in fiscal years 2019 and 2018. The elimination of these costs did not reduce our production capacity and therefore did not have direct effects on our ability to generate revenue. The closure and transition of the AMTC Facility was substantially completed in March 2021 and closed on the sale in August 2021.
•Out of period adjustment for depreciation expense of giant magnetoresistance assets (“GMR assets”)—Represents a one-time depreciation expense related to the correction of an immaterial error, related to 2017, for certain manufacturing assets that have reached the end of their useful lives.

Non-GAAP Operating Expenses, non-GAAP Operating Income and non-GAAP Operating Margin
We calculate non-GAAP Operating Expenses and non-GAAP Operating Income excluding the same items excluded above to the extent they are classified as operating expenses, and also excluding the items below in applicable periods. We calculate non-GAAP Operating Margin as non-GAAP Operating Income divided by total net sales.
•Transaction fees—Represents transaction-related legal and consulting fees incurred primarily in connection with (i) the acquisition of Voxtel in fiscal year 2020, (ii) one-time transaction-related legal and consulting fees in fiscal 2021, (iii) one-time transaction-related legal, consulting and registration fees related to a secondary offering on behalf of certain shareholders in fiscal 2022, and (iv) one-time transaction-related legal and consulting fees in fiscal 2022 not related to (iii).
•Severance—Represents severance costs associated with (i) labor savings initiatives to manage overall compensation expense as a result of the declining sales volume during the applicable period, including a voluntary separation incentive payment plan for employees near retirement and a reduction in force, (ii) the closing of the AMTC Facility and the transitioning of test and assembly functions to the AMPI Facility announced and initiated in fiscal year 2020, (iii) costs related to the discontinuation of one of our product lines manufactured by Voxtel in fiscal year 2022, and (iv) nonrecurring separation costs related to the departure of an officer in fiscal year 2022.
•Change in fair value of contingent consideration—Represents the change in fair value of contingent consideration payable in connection with the acquisition of Voxtel.
(**) Non-GAAP Operating Income does not include adjustments consisting of those set forth in note (*) to the calculation of non-GAAP Gross Profit, and the corresponding calculation of non-GAAP Gross Margin, above or:
•Labor savings—Represents salary and benefit costs related to employees whose positions were eliminated through voluntary separation programs or other reductions in force (not associated with the closure of the AMTC Facility or any other plant or facility) and a restructuring of overhead positions from high-cost to low-cost jurisdictions net of costs for newly hired employees in connection with such restructuring.
EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin
We calculate EBITDA as net income minus interest income (expense), tax provision (benefit), and depreciation and amortization expenses. We calculate Adjusted EBITDA as EBITDA excluding the same items excluded above and also excluding the items below in applicable periods. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by total net sales.
•Non-core (gain) loss on sale of equipment—Represents non-core miscellaneous losses and gains on the sale of equipment.
•Miscellaneous legal judgment charge—Represents a one-time charge associated with the final payment of the previously accrued amount payable with respect to a VAT dispute related to the construction of the AMPI Facility.
•Foreign currency translation (gain) loss—Represents losses and gains resulting from the remeasurement and settlement of intercompany debt and operational transactions, as well as transactions with external customers or vendors denominated in currencies other than the functional currency of the legal entity in which the transaction is recorded.
•Income in earnings of equity investment—Represents our equity method investment in PSL.
•Unrealized gains on investments—Represents mark-to-market adjustments on equity investments with readily determinable fair values.
Non-GAAP Profit before Tax, Non-GAAP Net Income, and Non-GAAP Basic and Diluted Earnings Per Share
We calculate non-GAAP Profit before Tax as Income before Tax Provision excluding the same items excluded above and also excluding the items below in applicable periods. We calculate non-GAAP Net Income as Net Income excluding the same items excluded above and also excluding the items below in applicable periods.
•Loss on debt extinguishment—Represents one-time costs representing deferred financing costs associated with the $300.0 million of our term loan facility repaid during the nine-month period ended December 25, 2020.

•Interest on repaid portion of term loan facility—Represents interest expense associated with the $300.0 million of our term loan facility repaid during the period.
Non-GAAP Provision for Income Tax
In calculating non-GAAP Provision for Income Tax, we have added back the following to GAAP Income Tax Provision:
•Tax effect of adjustments to GAAP results—Represents the estimated income tax effect of the adjustments to non-GAAP Profit Before Tax described above and elimination of discrete tax adjustments.

	Three-Month Period Ended			Nine-Month Period Ended
	December 24, 2021	September 24, 2021	December 25, 2020	December 24, 2021	December 25, 2020
	(Dollars in thousands)
Reconciliation of Gross Profit

GAAP Gross Profit	$101,165	$102,532	$74,425	$297,857	$191,896

Voxtel inventory impairment	—	271	—	3,106	—
Inventory cost amortization	—	—	—	—	2,698
Foundry service payment	—	—	1,500	—	5,000
Stock-based compensation	742	722	4,694	1,992	4,844
AMTC Facility consolidation one-time costs	—	7	607	144	1,559
Amortization of acquisition-related intangible assets	273	273	273	819	378
COVID-19 related expenses	137	316	65	796	138
Total Non-GAAP Adjustments	$1,152	$1,589	$7,139	$6,857	$14,617

Non-GAAP Gross Profit*	$102,317	$104,121	$81,564	$304,714	$206,513
Non-GAAP Gross Margin* (% of net sales)	54.8%	53.8%	49.6%	53.6%	49.6%
*Non-GAAP Gross Profit and the corresponding calculation of non-GAAP Gross Margin do not include adjustments for the following components of our net income: (i) additional AMTC related costs of $—, $—, and $1,198 for the three months ended December 24, 2021, September 24, 2021, and December 25, 2020, respectively, and (ii) additional AMTC related costs of $— and $6,553 for the nine months ended December 24, 2021 and December 25, 2020, respectively, and out of period adjustment for depreciation expense of GMR assets of $— and $768 for the nine months ended December 24, 2021 and December 25, 2020, respectively.

	Three-Month Period Ended			Nine-Month Period Ended
	December 24, 2021	September 24, 2021	December 25, 2020	December 24, 2021	December 25, 2020
	(Dollars in thousands)
Reconciliation of Operating Expenses

GAAP Operating Expenses	$65,560	$63,978	$98,649	$191,456	$199,186

Research and Development Expenses
GAAP Research and Development Expenses	30,297	29,590	30,999	89,441	80,509
Stock-based compensation	1,019	1,043	2,984	2,814	3,037
AMTC Facility consolidation one-time costs	—	—	1	2	2
COVID-19 related expenses	6	8	32	20	92
Transaction fees	—	—	—	—	18
Non-GAAP Research and Development Expenses	29,272	28,539	27,982	86,605	77,360

Selling, General and Administrative Expenses
GAAP Selling, General and Administrative Expenses	37,963	34,088	67,650	104,115	118,677
Stock-based compensation	5,859	4,431	38,198	13,841	39,020
AMTC Facility consolidation one-time costs	108	151	1,620	583	4,138
Amortization of acquisition-related intangible assets	23	16	71	68	80
COVID-19 related expenses	356	551	338	1,288	4,676
Transaction fees	1,085	6	1,729	1,114	3,699
Severance	578	—	(181)	746	156
Non-GAAP Selling, General and Administrative Expenses	29,954	28,933	25,875	86,475	66,908

Change in fair value of contingent consideration	(2,700)	300	—	(2,100)	—

Total Non-GAAP Adjustments	6,334	6,506	44,792	18,376	54,918

Non-GAAP Operating Expenses *	$59,226	$57,472	$53,857	$173,080	$144,268
*Non-GAAP Operating Expenses do not include adjustments for the following components of our net income: (i) additional AMTC related costs of $—, $—, and $19 for the three months ended December 24, 2021, September 24, 2021, and December 25, 2020, respectively, and labor savings costs of $—, $—, and $109 for the three months ended December 24, 2021, September 24, 2021, and December 25, 2020, respectively, and (ii) additional AMTC related costs of $— and $723 for the nine months ended December 24, 2021 and December 25, 2020, respectively, and labor savings costs of $— and $218 for the nine months ended December 24, 2021 and December 25, 2020, respectively.

	Three-Month Period Ended			Nine-Month Period Ended
	December 24, 2021	September 24, 2021	December 25, 2020	December 24, 2021	December 25, 2020
	(Dollars in thousands)
Reconciliation of Operating Income (Loss)

GAAP Operating Income (Loss)	$35,605	$38,554	$(24,224)	$106,401	$(7,290)

Voxtel inventory impairment	—	271	—	3,106	—
Inventory cost amortization	—	—	—	—	2,698
Foundry service payment	—	—	1,500	—	5,000
Stock-based compensation	7,620	6,196	45,876	18,647	46,901
AMTC Facility consolidation one-time costs	108	158	2,228	729	5,699
Amortization of acquisition-related intangible assets	296	289	344	887	458
COVID-19 related expenses	499	875	435	2,104	4,906
Change in fair value of contingent consideration	(2,700)	300	—	(2,100)	—
Transaction fees	1,085	6	1,729	1,114	3,717
Severance	578	—	(181)	746	156
Total Non-GAAP Adjustments	$7,486	$8,095	$51,931	$25,233	$69,535

Non-GAAP Operating Income*	$43,091	$46,649	$27,707	$131,634	$62,245
Non-GAAP Operating Margin* (% of net sales)	23.1%	24.1%	16.8%	23.2%	15.0%
*Non-GAAP Operating Income and the corresponding calculation of non-GAAP Operating Margin do not include adjustments for the following components of our net income: (i) additional AMTC related costs of $—, $—, and $1,217 for the three months ended December 24, 2021, September 24, 2021, and December 25, 2020, respectively, labor savings costs of $—, $—, and $109 for the three months ended December 24, 2021, September 24, 2021, and December 25, 2020, respectively, and (ii) additional AMTC related costs of $— and $7,276 for the nine months ended December 24, 2021 and December 25, 2020, respectively, labor savings costs of $— and $218 for the nine months ended December 24, 2021 and December 25, 2020, respectively, and out of period adjustment for depreciation expense of GMR assets of $— and $768 for the nine months ended December 24, 2021 and December 25, 2020, respectively.

	Three-Month Period Ended			Nine-Month Period Ended
	December 24, 2021	September 24, 2021	December 25, 2020	December 24, 2021	December 25, 2020
	(Dollars in thousands)
Reconciliation of EBITDA and Adjusted EBITDA

GAAP Net Income (Loss)	$32,973	$33,223	$(5,060)	$93,903	$9,412

Interest expense, net	269	1,150	2,598	1,764	1,935
Income tax provision (benefit)	6,281	6,143	(30,523)	16,687	(27,913)
Depreciation & amortization	12,011	12,339	12,199	36,522	36,225
EBITDA	$51,534	$52,855	$(20,786)	$148,876	$19,659

Non-core (gain) loss on sale of equipment	(19)	(296)	(7)	(350)	286
Voxtel inventory impairment	—	271	—	3,106	—
Miscellaneous legal judgment charge	—	—	574	—	574
Loss on debt extinguishment	—	—	9,055	—	9,055
Foreign currency translation loss (gain)	3	(202)	145	55	1,331
Income in earnings of equity investment	(287)	(226)	(949)	(792)	(1,407)
Unrealized gains on investments	(3,504)	(978)	—	(4,482)	—
Stock-based compensation	7,620	6,196	45,876	18,647	46,901
AMTC Facility consolidation one-time costs	108	158	2,228	729	5,699
COVID-19 related expenses	499	875	435	2,104	4,906
Change in fair value of contingent consideration	(2,700)	300	—	(2,100)	—
Transaction fees	1,085	6	1,729	1,114	3,717
Severance	578	—	(181)	746	156
Inventory cost amortization	—	—	—	—	2,698
Foundry service payment	—	—	1,500	—	5,000
Adjusted EBITDA*	$54,917	$58,959	$39,619	$167,653	$98,575
Adjusted EBITDA Margin* (% of net sales)	29.4%	30.5%	24.1%	29.5%	23.7%
*Adjusted EBITDA and the corresponding calculation of Adjusted EBITDA Margin do not include adjustments for the following components of our net income: (i) additional AMTC related costs of $—, $—, and $1,217 for the three months ended December 24, 2021, September 24, 2021, and December 25, 2020, respectively, and labor savings costs of $—, $—, and $109 for the three months ended December 24, 2021, September 24, 2021, and December 25, 2020, respectively, and (ii) additional AMTC related costs of $— and $7,276 for the nine months ended December 24, 2021 and December 25, 2020, respectively, and labor savings costs of $— and $218 for the nine months ended December 24, 2021 and December 25, 2020, respectively.

	Three-Month Period Ended			Nine-Month Period Ended
	December 24, 2021	September 24, 2021	December 25, 2020	December 24, 2021	December 25, 2020
	(Dollars in thousands)
Reconciliation of Income (Loss) before Tax Provision (Benefit)

GAAP Income (Loss) before Tax Provision (Benefit)	$39,254	$39,366	$(35,583)	$110,590	$(18,501)

Non-core (gain) loss on sale of equipment	(19)	(296)	(7)	(350)	286
Voxtel inventory impairment	—	271	—	3,106	—
Miscellaneous legal judgment charge	—	—	574	—	574
Loss on debt extinguishment	—	—	9,055	—	9,055
Foreign currency translation loss (gain)	3	(202)	145	55	1,331
Income in earnings of equity investment	(287)	(226)	(949)	(792)	(1,407)
Unrealized gains on investments	(3,504)	(978)	—	(4,482)	—
Inventory cost amortization	—	—	—	—	2,698
Foundry service payment	—	—	1,500	—	5,000
Stock-based compensation	7,620	6,196	45,876	18,647	46,901
Interest on repaid portion of Term Loan Facility	—	—	2,163	—	2,163
AMTC Facility consolidation one-time costs	108	158	2,228	729	5,699
Amortization of acquisition-related intangible assets	296	289	344	887	458
COVID-19 related expenses	499	875	435	2,104	4,906
Change in fair value of contingent consideration	(2,700)	300	—	(2,100)	—
Transaction fees	1,085	6	1,729	1,114	3,717
Severance	578	—	(181)	746	156
Total Non-GAAP Adjustments	$3,679	$6,393	$62,912	$19,664	$81,537

Non-GAAP Profit before Tax*	$42,933	$45,759	$27,329	$130,254	$63,036
*Non-GAAP Profit before Tax does not include adjustments for the following components of our net income: (i) additional AMTC related costs of $—, $—, and $1,217 for the three months ended December 24, 2021, September 24, 2021, and December 25, 2020, respectively, labor savings costs of $—, $—, and $109 for the three months ended December 24, 2021, September 24, 2021, and December 25, 2020, respectively, and (ii) additional AMTC related costs of $— and $7,276 for the nine months ended December 24, 2021 and December 25, 2020, respectively, labor savings costs of $— and $218 for the nine months ended December 24, 2021 and December 25, 2020, respectively, and out of period adjustment for depreciation expense of GMR assets of $— and $768 for the nine months ended December 24, 2021 and December 25, 2020, respectively.

	Three-Month Period Ended			Nine-Month Period Ended
	December 24, 2021	September 24, 2021	December 25, 2020	December 24, 2021	December 25, 2020
	(Dollars in thousands)
Reconciliation of Income Tax Provision (Benefit)

GAAP Income Tax Provision (Benefit)	$6,281	$6,143	$(30,523)	$16,687	$(27,913)
GAAP effective tax rate	16.0%	15.6%	85.8%	15.1%	150.9%

Tax effect of adjustments to GAAP results	561	946	34,872	3,598	37,539

Non-GAAP Provision for Income Taxes *	$6,842	$7,089	$4,349	$20,285	$9,626
Non-GAAP effective tax rate	15.9%	15.5%	15.9%	15.6%	15.3%
*Non-GAAP Provision for Income Taxes does not include tax adjustments for the following components of our net income: additional AMTC related costs, labor savings costs, and out of period adjustment for depreciation expense of GMR assets. The related tax effect of those adjustments to GAAP results were $—, $— and $297 for the three months ended December 24, 2021, September 24, 2021, and December 25, 2020, respectively, and $— and $1,851 for the nine months ended December 24, 2021 and December 25, 2020, respectively.

	Three-Month Period Ended			Nine-Month Period Ended
	December 24, 2021	September 24, 2021	December 25, 2020	December 24, 2021	December 25, 2020
	(Dollars in thousands)
Reconciliation of Net Income (Loss)

GAAP Net Income (Loss)	$32,973	$33,223	$(5,060)	$93,903	$9,412
GAAP Basic Earnings (Loss) per Share	$0.17	$0.18	$(0.04)	$0.50	$0.20
GAAP Diluted Earnings (Loss) per Share	$0.17	$0.17	$(0.04)	$0.49	$0.05

Non-core (gain) loss on sale of equipment	(19)	(296)	(7)	(350)	286
Voxtel inventory impairment	—	271	—	3,106	—
Miscellaneous legal judgment charge	—	—	574	—	574
Loss on debt extinguishment	—	—	9,055	—	9,055
Foreign currency translation loss (gain)	3	(202)	145	55	1,331
Income in earnings of equity investment	(287)	(226)	(949)	(792)	(1,407)
Unrealized gains on investments	(3,504)	(978)	—	(4,482)	—
Inventory cost amortization	—	—	—	—	2,698
Foundry service payment	—	—	1,500	—	5,000
Stock-based compensation	7,620	6,196	45,876	18,647	46,901
Interest on repaid portion of Term Loan Facility	—	—	2,163	—	2,163
AMTC Facility consolidation one-time costs	108	158	2,228	729	5,699
Amortization of acquisition-related intangible assets	296	289	344	887	458
COVID-19 related expenses	499	875	435	2,104	4,906
Change in fair value of contingent consideration	(2,700)	300	—	(2,100)	—
Transaction fees	1,085	6	1,729	1,114	3,717
Severance	578	—	(181)	746	156
Tax effect of adjustments to GAAP results	(561)	(946)	(34,872)	(3,598)	(37,539)

Non-GAAP Net Income*	$36,091	$38,670	$22,980	$109,969	$53,410
Basic weighted average common shares	189,736,901	189,673,788	124,363,078	189,665,324	48,121,026
Diluted weighted average common shares	192,068,222	191,676,422	181,916,360	191,678,951	171,638,787
Non-GAAP Basic Earnings per Share	$0.19	$0.20	$0.18	$0.58	$1.11
Non-GAAP Diluted Earnings per Share	$0.19	$0.20	$0.13	$0.57	$0.31
*Non-GAAP Net Income does not include adjustments for the following components of our net income: (i) additional AMTC related costs of $—, $—, and $1,217 for the three months ended December 24, 2021, September 24, 2021, and December 25, 2020, respectively, labor savings costs of $—, $—, and $109 for the three months ended December 24, 2021, September 24, 2021, and December 25, 2020, respectively, and (ii) additional AMTC related costs of $— and $7,276 for the nine months ended December 24, 2021 and December 25, 2020, respectively, labor savings costs of $— and $218 for the nine months ended December 24, 2021 and December 25, 2020, respectively, and out of period adjustment for depreciation expense of GMR assets of $— and $768 for the nine months ended December 24, 2021 and December 25, 2020, respectively, and (iii) the related tax effect of adjustments to GAAP results $—, $—, and $297 for the three months ended December 24, 2021, September 24, 2021, and December 25, 2020, respectively, and $— and $1,851 for the nine months ended December 24, 2021 and December 25, 2020, respectively.

Investor Contact:
Katherine Blye
Investor Relations
Phone: (603) 626-2306
kblye@ALLEGROMICRO.com